                                                               EXHIBIT 3.01(j)

                       RESTATED CERTIFICATE OF INCORPORATION
                          OF CADENCE DESIGN SYSTEMS, INC.

     CADENCE DESIGN SYSTEMS, INC., a corporation organized and existing under the laws of the state of Delaware (the "Corporation") hereby certifies that:

     1. The name of the Corporation is Cadence Design Systems, Inc. The Corporation was originally incorporated under the name ECAD, Inc.

     2. The date of filing of the Corporation's original Certificate of Incorporation was April 8, 1987.

     3. The Restated Certificate of Incorporation of the Corporation as provided in Exhibit A hereto was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

     4. The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

     IN WITNESS WHEREOF, the undersigned has signed this certificate this 13 day of May, 1998, and hereby affirms and acknowledges under penalty of perjury that the filing of this Restated Certificate of Incorporation is the act and deed of Cadence Design Systems, Inc.

                                   CADENCE DESIGN SYSTEMS, INC.

                                   By:     /s/ H. RAYMOND BINGHAM
                                           ----------------------
                                   Name:   H. Raymond Bingham
                                   Title:  Executive Vice President,
                                           Chief Financial Officer, and
                                           Director

                                                                     EXHIBIT A


                                      RESTATED


                            CERTIFICATE OF INCORPORATION


                                         OF


                            CADENCE DESIGN SYSTEMS, INC.


                                      ARTICLE I



     The name of the corporation is Cadence Design Systems, Inc.

                                      ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent in the State of Delaware is The Corporation Trust Company.

                                      ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                                      ARTICLE IV

     The corporation is authorized to issue two (2) classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Six Hundred
Million Four Hundred Thousand (600,400,000) shares.   Six Hundred Million
(600,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Four Hundred Thousand (400,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01). As used herein, the term "Common Stock" or "common shares" shall refer to shares of the corporation's Common Stock and the term "Preferred Stock" shall refer to shares of the corporation's Preferred Stock.

     The Preferred Stock may be issued in one or more series. The Board of Directors of the corporation (the "Board of Directors") is authorized, subject to any limitations prescribed by the

                                      1.

laws of the State of Delaware, (i) to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock consistent with the limitations of this Restated Certificate of Incorporation, (ii) to fix the number of shares comprising any such series and the designation thereof, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, and
(iii) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

     400,000 of the authorized shares of Preferred Stock are hereby designated "Series A Junior Participating Preferred Stock." As used herein, the terms "Series A Preferred Stock" and "Series A Preferred shares" shall refer to the shares of the corporation's Series A Junior Participating Preferred Stock.

     The rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock are as follows:

     1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.

     2.   DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other stock of the corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time after February 9, 1996, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect

                                      2.

a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lessor number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth and except as otherwise required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters upon which the holders of the Common Stock of the corporation are entitled to vote. In the event the corporation shall at any time after February 9, 1996, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes

                                      3.

per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Except as otherwise provided herein or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

               (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4.   CERTAIN RESTRICTIONS.

               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

               (i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series A Preferred Stock;

               (ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

               (iv) Redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors,

                                      4.

after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any share of stock of the corporation unless the corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.

          6. LIQUIDATION, DISSOLUTION OR WINDING-UP. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made
(a) to the holders of the Common Stock or of shares of any other stock of the corporation ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereof, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after February 9, 1996 declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the

                                      5.

corporation shall at any time after February 9, 1996, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable from any holder.

          9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the corporation, junior to all other series of Preferred Stock and senior to the Common Stock.

          10. AMENDMENT. If any proposed amendment to this Restated Certificate of Incorporation would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

                                      ARTICLE V

Stockholders of the corporation holding a majority of the corporation's outstanding voting stock shall have the power to adopt, amend or repeal the corporation's Bylaws. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws of the corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.

                                      ARTICLE VI

Election of Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                      ARTICLE VII

               A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing

                                      6.

violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               Any repeal or modification of the foregoing provisions of this
Article VII shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                     ARTICLE VIII

       1.   DEFINITIONS.

               For the purposes of this Article VIII and the following
Article IX:

               (a) "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 15, 1987.

               (b) "Beneficially Owns" has the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 15, 1987.

               (c) "Business Combination" means (i) any merger, consolidation, combination or reorganization of the corporation or a Subsidiary with or into a Related Person or of a Related Person with or into the corporation or a Subsidiary, (ii) any sale, lease, exchange, transfer, liquidation or other disposition (in one transaction or a series of transactions), including without limitation, a mortgage or any other security device, of assets of the corporation and/or one or more Subsidiaries (including without limitation any voting securities of a Subsidiary) constituting a Substantial Part of the corporation, to a Related Person,
(iii) any sale, lease, exchange, transfer, liquidation or other disposition (in one transaction or a series of transactions), including without limitation, a mortgage or any other security device, of assets of a Related Person (including without limitation any voting securities of a subsidiary of such Related Person) constituting a Substantial Part of such Related Person, to the corporation and/or one or more Subsidiaries, (iv) the issuance or transfer of any securities (other than by way of a pro rata distribution to all shareholders) of the corporation or a Subsidiary to a Related Person which, when aggregated with all prior issuances and transfers to such Related Person of securities of the corporation or such Subsidiary during the preceding 365 days, constitutes five percent (5%) or more of the outstanding class or series of securities of the corporation or such Subsidiary, (v) the acquisition by the corporation or a Subsidiary of any securities issued by a Related Person if, after giving effect thereto, the corporation and its Subsidiaries would own an aggregate of one percent (1%) or more of (A) the outstanding shares of any class or series of any security issued by the Related Person or (B) the outstanding principal amount of any class or series of any debt security issued by the Related Person (for purposes of such calculation, the corporation and its Subsidiaries shall be deemed to own at the time of such calculation any such equity or debt securities of the Related Person that may then or thereafter be acquired (x) upon the exercise of any options, warrants or other rights then owned by the corporation or a Subsidiary or (y) upon

                                      7.

the conversion or exchange of any other security then owned by the corporation or a Subsidiary); (vi) any recapitalization or reorganization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

               (d) "Continuing Director" means, as to any Related Person, any member of the Board of Directors who (i) is unaffiliated with and is not the Related Person and (ii) was a member of the Board of Directors either on the Effective Date or prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

               (e) "Disinterested Shares" means, as to any Related Person, shares of Voting Stock held by shareholders other than such Related Person.

               (f) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for securities listed on the New York Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Continuing Directors in good faith, which determination shall be final; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Continuing Directors in good faith, which determination shall be final. In making such determinations, the Board may rely in good faith upon the books of account or other records of the corporation or statements prepared by its officers or by independent accountants or by an appraiser selected with reasonable care by the Board.

               (g) "Related Person" means and includes an individual, corporation, partnership or other person or entity, or any group of two or more of any of the foregoing that have agreed to act together, which, together with its or their Affiliates and Associates, Beneficially Owns, in the aggregate, five percent (5%) (the "Threshold Percentage") or more of the outstanding Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include any individual, corporation, partnership or other person, entity or group which beneficially owned on March 15, 1987 five percent (5%) or more of the fully diluted capital stock of ECAD, Inc., a California corporation ("Excluded Person") or any Affiliate or Associate of an Excluded Person.

                                      8.

               (h) "Subsidiary" means any corporation in which the corporation owns, directly or indirectly, securities which entitle the corporation to elect a majority of the board of directors of such corporation or which otherwise give to the corporation the power to control such corporation.

               (i) "Substantial Part" means more than ten percent (10%) of the fair market value of the total consolidated assets of the corporation in question and its subsidiaries as of the end of its most recent fiscal year ending prior to the time the determination is being made.

               (j) "Voting Stock" means all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

               2.   VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

                    Except as otherwise expressly provided in Section 3 of this Article VIII, in addition to any affirmative vote required by law or by any other provision of this Restated Certificate of Incorporation, and in addition to any voting rights granted to or held by holders of Preferred Stock, the approval or authorization of any Business Combination shall require (A) the affirmative vote of the holders of not less than sixty six percent (66%) of the outstanding shares of Voting Stock, voting together as a single class (the "66% Voting Requirement") and (b) the affirmative vote of the holders of a majority of the Disinterested Shares. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any securities exchange or otherwise.

               3.   EXCEPTIONS.

               (a) Section 2 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Restated Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

               (b) The 66% Voting Requirement of Section 2 of this Article VIII shall not be applicable to any particular Business Combination in which shareholders of the corporation, in one or more transactions, are to receive cash, securities or other property in exchange for their shares of capital stock of the corporation, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provisions of this Restated Certificate of Incorporation, if all of the following conditions are met:

                                      9.

                    (i) The aggregate amount of cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                              (A)  (if applicable) the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related Person for any shares of Common Stock acquired by it (1) within the period of two (2) years immediately prior to and including the date of the most recent public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction or series of transactions in which it became a Related Person, whichever is higher, or

                              (B)  the Fair Market Value per share of Common
Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to as the "Determination Date"), whichever is higher; and

               (ii) The aggregate amount of the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of any of a particular class or series of outstanding capital stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) of this Section 3 shall be required to be met with respect to every class or series of outstanding capital stock other than Common Stock whether or not the Related Person has previously acquired any shares of that particular class or series of capital stock):

                              (A)  (if applicable) the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related Person for any shares of such class or series of capital stock acquired by it (1) within the period of two (2) years immediately prior to and including the Announcement Date or
(2) in the transaction or series of transactions in which it became a Related Person, whichever is higher, or

                              (B)  (if applicable) the redemption price of
the shares of such class or series, or if such shares have no redemption price, the highest amount per share which such class or series was entitled to receive upon liquidation, dissolution or winding up of the corporation as of the Announcement Date or the Determination Date, whichever is higher; or

                              (C)  the Fair Market Value per share of such
class or series on the Announcement Date or on the Determination Date, whichever is higher; and

               (iii) The consideration to be received by holders of a particular class or series of outstanding capital stock (including, without limitation, Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of capital stock. If the Related Person has paid for shares of any class or series of capital

                                      10.

stock with varying forms of consideration, the form of consideration for such class or series of capital stock shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

               (iv) The Business Combination is approved by the affirmative vote of the holders of a majority of the Disinterested Shares. The price determined in accordance with paragraph (b)(i) and (b)(ii) of this Section 3 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               4.   DETERMINATION OF COMPLIANCE.

                    A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including, without limitation: (a) whether a person is a Related Person. (b) the number of shares of capital stock a person Beneficially Owns, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph (b) of
Section 3 of this Article VIII have been met with respect to any Business Combination, and (e) whether the proposed transaction is a Business Combination. A majority of the Continuing Directors shall have the further power to interpret all of the other terms and provisions of this Article VIII.

                                      ARTICLE IX

               In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of Article VIII or this Article IX of this Restated Certificate of Incorporation must be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than sixty-six percent (66%) of the outstanding Voting Stock of the corporation and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Disinterested Shares. Subject to the foregoing, the corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.

                                      11.